UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 19, 2010

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of New Frontier Media, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2010 (the “Original Filing”). This Amendment is being filed solely to file the revised redacted versions of Exhibits 99.2 and 99.3 to the Original Filing, which have been revised in response to comments that the Company received from the staff of the Commission in connection with the Company’s request for confidential treatment with respect thereto.

Except as described above, no attempt has been made in this Amendment to modify or update other items or disclosures presented in the Original Filing. This Amendment does not reflect events occurring after the date of the Original Filing or modify or update those disclosures that may be affected by subsequent events.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1†

New Frontier Media, Inc. 2010 Equity Incentive Plan (incorporated by reference to the Registrant’s definitive proxy statement filed with the SEC under cover of Schedule 14A on July 16, 2010 (File No. 000-23697))

99.2#	Amendment Five to Adult VOD License Agreement
99.3#	Amendment Two to the Pleasure Service License Agreement

† Previously filed.

# Denotes confidential treatment has been requested as to portions of exhibit.  Such portions have been redacted and filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2010	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
	Name:	Michael Weiner
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1†

New Frontier Media, Inc. 2010 Equity Incentive Plan (incorporated by reference to the Registrant’s definitive proxy statement filed with the SEC under cover of Schedule 14A on July 16, 2010 (File No. 000-23697))

99.2#	Amendment Five to Adult VOD License Agreement
99.3#	Amendment Two to the Pleasure Service License Agreement

† Previously filed.

# Denotes confidential treatment has been requested as to portions of exhibit.  Such portions have been redacted and filed separately with the SEC.